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                                                                    Exhibit 23.2




HLB   GAI,GOFFER,YAHAV,GUILMAN,UDEM & CO.
CERTIFIED PUBLIC ACCOUNTANTS (ISR.)


26 April 2006

Messrs.
Biopad Ltd.
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Gentlemen :

Re:    CONSENT OF ACCOUNTANTS



       We consent to the inclusion of our report dated April 3, 2006 on our audits of the financial statements of BioPad Ltd. as of December 31, 2005 and for the period then ended included in this Post-Effective Amendment No. 1 to the Registration Statement of Synova Healthcare Group, Inc. on Form SB-2 (File No. 123498). We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.








/s/ Gai,Goffer,Yahav,Guilman,Udem & Co.
Gai,Goffer,Yahav,Guilman,Udem & Co.
Certified Public Accountants (Isr.)


A MEMBER OF     HLB    INTERNATIONAL  o  74 DERECH BEGIN TEL AVIV 67215 ISRAEL .
TEL 972-3-5622282 . FAX 972-3-5622275 . OFFICE@GYUGCPA.COM


| NISSIM GAI, CPA (ISR.) | DAN GOFFER, CPA (ISR.) | ZION YAHAV, CPA (ISR.) |
| NISIM@GYUGCPA.COM      | GOFFER@GYUGCPA.COM     | ZION@GYUGCPA.COM       |

MARIO GUILMAN, CPA (ISR.) | SHLOMO UDEM, CPA (ISR.) |
MARIO@GYUGCPA.COM         | SHLOMO@GYUGCPA.COM      |

RONEN SAPOZNIKOV, CPA (ISR.)
RONEN@GYUGCPA.COM

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